SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                              ____________________



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



            Date of Report                          August  30, 1995
(Date of earliest event reported)



                             RCM TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)



                                     NEVADA
                 (State or other jurisdiction of incorporation)



          1-10245                                     95-1480559
(Commission File Number)                           (IRS Employer
                           `                    Identification Number)



2500 McClellan Avenue, Pennsauken, NJ                  08109-4613
(Address of principal executive offices)               (Zip Code)



                                (609) 486 - 1777
               Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
---------------------------------------------

     On August 30, 1995, RCM Technologies, Inc. ("Registrant") acquired Cataract, Inc., a Newtown, Pennsylvania-based supplier of management, engineering, design and technical services to the nuclear power, fossil fuel, electric utilities and process industries. The acquisition was completed through a merger transaction (the "Merger") pursuant to which Cataract, Inc. was merged with and into a newly-created subsidiary of the Registrant, which then concurrently changed its name to "Cataract, Inc."

     Following the Merger, the directors and executive officers of Cataract, Inc. consist of Leon Kopyt and Stanton Remer.

     The Merger consideration payable to the former shareholders of Cataract, Inc. consisted of $2,000,000 cash and 1,561,553 restricted shares of the Registrant's common stock (the "Shares") valued at $1,200,000 (based upon the average closing bid price of the Registrant's common stock for the 30 calendar days immediately preceding the closing date). The source of cash utilized in the merger was $1,145,000 from the internal sources and $855,000 from the Registrants' line of credit facility. The Registrant used an additional $1,747,000 of the line of credit facility to satisfy certain loan obligations of Cataract, Inc. at the closing. The acquisition has been accounted for under the purchase method of accounting. The cost in excess of net assets acquired will be approximately $3,000,000. It is anticipated the cost in excess of net assets acquired will be amortized over a 15 to 20 year period.

     The shares issued to the former Cataract, Inc. shareholders have been pledged to the Company for a period of three years to secure the performance of certain conditions subsequent to the Merger relating to the achievement of certain levels of sales revenues that have been warranted by the former Cataract, Inc. shareholders.

     Following the expiration of the pledge period, the Shares are to be placed in a voting trust until the earlier of: (i) the public or private sale of such Shares in open market transactions to unaffiliated third parties; or (ii) the resignation or removal from office of Leon Kopyt, currently Chief Executive Officer and President of the Registrant. Notwithstanding the above, one-third of the Shares shall be released from trust commencing upon the fifth anniversary of the closing, and thereafter, an additional one-third of the Shares shall be released from trust upon each of the sixth and seventh annual anniversaries of the closing date.

     During the period in which the Shares are subject to pledge and the voting trust, the Shares are to be voted by the Registrant's Board of Directors on behalf of the former shareholders of Cataract, Inc.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

     Cataract, Inc. was incorporated on August 14, 1992 and commenced business in May 1993 when it acquired substantially all of the operating assets of Cataract, Inc. a Delaware corporation ("Cataract-Delaware"). The acquisition of these assets was accomplished through a two-step process pursuant to which Cataract, Inc. first purchased the interest of a principal lender in certain debt instruments that had been in default and were secured by substantially all of the assets of Cataract-Delaware; and thereafter through a consenual transfer of such assets in lieu of foreclosure.

     By virture of certain common ownership and the continuation of its historic business, Cataract, Inc. may be viewed as the successor to the business of Cataract-Delaware for financial accounting purposes. According, the financial statements presented include those periods prior to May 1993 when the business was operated by Cataract-Delaware.

       (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

           Audited Balance Sheets, October 2, 1994 and October 1, 1993

           Audited Statement of Income,
            Years ended October 2,1994, October 1, 1993 and September 25, 1992

           Audited Statement of Changes in Stockholders' Equity,
            Years ended October 2, 1994, October 1, 1993 and September 25, 1992

           Audited Statements of Cash Flows,
            Years ended October 2, 1994, October 1, 1993 and September 25, 1992

           Unaudited Balance Sheet, April 2, 1995

           Unaudited Statements of Income for the Three Month Periods
                Ended July 2, 1995 and July, 3, 1995

           Unaudited Statements of Income for the Nine Month Periods
                Ended July 2, 1995 and July 3, 1994

           Unaudited Statement of Changes in Shareholders' Equity for the Nine Month Period Ended July 2, 1995

           Unaudited Statements of Cash Flows for the Nine Month Periods
                Ended July 2, 1995 and July 3, 1994

        (b) PRO FORMA FINANCIAL INFORMATION

            Unaudited Pro Forma Condensed Combined Balance Sheets,
                 October 31, 1994 and July 31, 1995

            Unaudited Pro Forma Condensed Combined Statements of Income
                 for the year ended October 31, 1994 and the nine months ended July 31, 1995.


         (c) EXHIBITS

                  (1) Merger Agreement, dated July 31, 1995

                  (2) Registration Rights Agreement, dated August 30, 1995

                  (3) Voting Trust Agreement, dated August 30, 1995

                  (4) Investor Representation Certificate,dated August 30, 1995

                  (5) Stock Pledge Agreement, dated August 30, 1995

ITEM 7. (a)  FINANCIAL STATEMNETS OF BUSINESS ACQUIRED


                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)


        Financial Statements for the Fiscal Years (Fifty-Two Weeks) Ended
                       September 25, 1992, October 1, 1993
                               and October 2, 1994

                                       and

                      Independent Accountants' Audit Report

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)


                                    Contents



                                                                  Page

Accountants' report ...........................................   1-2

Financial statements

          Balance sheets ........................... ............   3

          Statements of operations ..............................   4

          Statements of retained earnings .......................   5

          Statements of cash flows .............................  6-7

          Notes to financial statements .......................  8-13

Board of Directors and Stockholders
Cataract, Inc.(a Pennsylvania corporation) and
Cataract, Inc. (a Delaware corporation)
Newtown, Pennsylvania


                                  INDEPENDENT ACCOUNTANTS' AUDIT REPORT


     We have  audited  the  accompanying  balance  sheets of  Cataract,  Inc. (a
Pennsylvania corporation), as of October 1, 1993 and October 2, 1994, and the related statements of operations, retained earnings, and cash flows for the year ended October 2, 1994. We have also audited the statement of operations for Cataract, Inc. (a Delaware corporation) for the year ended September 25, 1992 and the related statements of retained earnings and cash flow. We have also audited the combined statement of operations for Cataract, Inc. (a Pennsylvania corporation) and Cataract, Inc. (a Delaware corporation) for the year ended October 1, 1993 and the related statements of retained earnings and cash flow. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements and combined financial statements referred to above present fairly, in all material respects, the financial position of Cataract, Inc. (a Pennsylvania corporation) as of October 1, 1993 and October 2, 1994, and the results of Cataract, Inc.'s (a Pennsylvania corporation) and Cataract, Inc.'s (a Delaware corporation) operations and their cash flows for the years ended September 25, 1992, and October 1, 1993 and in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Cataract, Inc. (a Delaware corporation) will continue as a going concern. As described in Note 2 to the financial statements, Cataract, Inc.'s (a Delaware corporation) recurring losses from operations, negative working capital, stockholders' deficit and noncompliance with provisions of certain loan agreements raise substantial doubt about its ability to continue as a going concern. Management's plan concerning these matters are described in Note 2.

     In May of 1993 substantially all of Cataract, Inc.'s ( a Delaware corporation) assets were disposed of, see note 13. The operations of Cataract, Inc. ( a Delaware corporation) ceased as of May 31, 1993.


Burns, Boyle and Company, CPAs PC
August 22, 1995

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                 BALANCE SHEETS
                       OCTOBER 1, 1993 and OCTOBER 2, 1994



ASSETS                                                                       1994               1993

CURRENT ASSETS:

Cash                                                                  $      1, 983        $   135,817
Accounts receivable:
     Trade (net of allowance of $10,800 and $10,000)                      3,096,587          2,722,308
     Other                                                                   20,340             10,422
Work in progress                                                            220,563            327,956
Note receivable                                                               2,806              6,058
Prepaid expenses and other current assets                                    71,505             79,914
                                                                             ------             ------
          Total current assets                                            3,413,784          3,282,475
                                                                          ---------          ---------

FURNITURE AND EQUIPMENT - At cost, less accumulated

depreciation of $34,753 and $7,083                                          158,625            116,525
                -------     ------                                          -------            -------

OTHER ASSETS

Organization cost (net of amortization)                                      40,660             43,653
Purchased contracts (net of amortization)                                   149,426            491,707
Goodwill (net of amortization)                                               25,762             27,659
                                                                             ------             ------
          Total other assets                                                215,848            563,019
                                                                            -------            -------

               TOTAL                                                     $3,788,257         $3,962,019
                                                                         ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Shareholders loans                                                       $        0        $   200,000
Line of credit                                                            1,127,170                  0
Accounts payable and accrued expenses                                       613,278            639,899
Accrued payroll, bonuses, and taxes                                         981,737          1,000,765
Accrued corporation taxes                                                    40,985              4,375
Current maturities of long-term debt                                              0            597,561
                                                                                  -            -------

   Total current liabilities                                              2,763,170          2,442,600
                                                                          ---------          ---------


LONG -TERM DEBT, less current maturities                                  1,000,000          1,500,000
                                                                          ---------          ---------


STOCKHOLDERS' EQUITY

Common stock                                                                  1,000              1,000
Additional paid-in capital                                                    1,000              1,000

Retained earnings (deficit)                                                  23,087             17,419
                                                                             ------             ------
                                                                             25,087             19,419
                                                                             ------             ------

              TOTAL                                                      $3,788,257         $3,962,019
                                                                         ==========         ==========

See Independent Accountants' Audit Report and Notes to the Financial statements.

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                            STATEMENTS OF OPERATIONS
            FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992,
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994


                                                               Cataract, Inc.          Cataract         Cataract, Inc.
                                                              (Pennsylvania)          (Combined)        (Delaware)
                                                                  10/2/94              10/1/93              9/25/92

SERVICE REVENUE                                                   $20,027,006          $21,097,210         $19,636,632

COST OF SERVICES RENDERED                                          17,356,535           17,966,214          16,570,183
                                                                   ----------           ----------          ----------

GROSS MARGIN                                                        2,670,471            3,130,996           3,066,449
                                                                    ---------            ---------           ---------

GENERAL AND ADMINISTRATIVE EXPENSES                                 1,567,846            2,383,340           2,608,932

INTEREST EXPENSE                                                      313,098              860,231           1,116,920

DEPRECIATION & AMORTIZATION EXPENSE                                   374,841              191,526              57,351


OTHER INCOME                                                         (62,150)              (17,180)            (12,430)
                                                                     -------               -------             -------


TOTAL                                                               2,193,635            3,417,917           3,770,773


NET INCOME  (LOSS) BEFORE TAXES                                       476,836             (286,921)           (704,324)
                                                                      -------             --------            --------


INCOME TAXES                                                           31,168                4,375                   0
                                                                       ------                -----                   -


NET INCOME (LOSS) BEFORE
     EXTRAORDINARY ITEM                                               445,668             (291,296)           (704,324)


EXTRAORDINARY ITEM - termination of business                                0           (6,121,815)                  0
                                                                            -           ----------                   -


NET INCOME (LOSS)                                                  $  445,668          $(6,413,111)         $ (704,324)
                                                                   ==========          ===========          ==========


See Independent Accountants' Audit Report and Notes to the Financial Statements.
                                       -4-

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                         STATEMENT OF RETAINED EARNINGS
              FISCAL YEARS (FIFTY-TWO WEEKS) ENDED OCTOBER 1, 1993
                               AND OCTOBER 2, 1994



                                                         Cataract                        Cataract
                                                      Pennsylvania                       Delaware

BALANCE September 30, 1991 ........................ $          0                     $ (6,226,940)

Net Loss ...........................................           0                         (704,324)
                                                               -                         --------

BALANCE September 25, 1992 ..........................          0                       (6,931,264)

Net Profit(Loss) ...................................      17,419                       (6,430,530)

Disposal of Unearned Compensation .................            0                       10,000,000
                                                               -                       ----------

BALANCE October 1, 1993 ...........................       17,419                     $ (3,361,794)
                == ====                                                              ============

Net Profit ......................................        445,668

Dividend ........................................       (440,000)
                                                        --------

BALANCE October 2, 1994 .........................   $     23,087
                                                    ============




 See Independent Accountants' Audit Report and Notes to the Financial Statements
                                       -5-

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                            STATEMENTS OF CASH FLOWS
             FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994

                                                                         Cataract, Inc.      Cataract       Cataract, Inc
                                                                          Pennsylvania       Combined         Delaware
                                                                             10/2/94          10/1/93          9/25/92
OPERATING ACTIVITIES:

Net income                                                               $  445,668       $(291,296)        $(704,324)

Adjustments to reconcile net income to net cash used in
operating activities:
   Depreciation and amortization                                            374,841         191,526            57,351
   Bad debt expense                                                             800          10,000            11,000
   Changes in assets and liabilities which provided (used) cash:
      Accounts receivable:

         Trade                                                             (375,079)     (2,200,818)         (947,162)

         Other                                                               (9,918)         (5,883)           14,648

      Work in progress                                                      107,393        (327,956)                0
      Note receivable                                                         3,252          (3,967)            2,753

      Prepaid expenses and other current assets                               8,409         (74,388)         (139,633)

      Accounts payable and accrued expenses                                 (26,621)         277,146           13,220

      Accrued corporation taxes                                              36,610            4,375                0

      Accrued interest                                                            0          437,066          902,320

      Accrued payroll, bonuses, and taxes                                   (19,028)         731,221          299,102
                                                                            -------          -------          -------

         Net cash used in operating activities                              546,327      (1,104,198)         (493,725)
                                                                            -------      ----------          --------

INVESTING ACTIVITIES:

   Additions to furniture and equipment                                     (69,770)       (123,608)           (3,880)

   Addition to other assets                                                        0       (730,964)                0
                                                                                   -        --------                -

         Net cash used in investing activities                              (69,770)       (854,572)           (3,880)
                                                                            -------        --------            ------
FINANCING ACTIVITIES:

   Dividends paid                                                          (440,000)              0                 0

   Additional paid in capital                                                     0           1,000                 0

   Proceeds from (repayment of ) shareholder loans                         (200,000)        200,000                 0

   Borrowing from (repayment of) line of credit (net)                     1,127,170               0           480,000
   Borrowing of long term debt                                                    0       2,347,561                 0

   Repayments of long term debt                                          (1,097,561)       (340,680)          (26,372)
                                                                         ----------        --------           -------

           Net cash provided by financing activities                      (610,391)       2,307,881           453,628
                                                                          --------         ---------          -------

 See Independent Accountants' Audit Report and Notes to the Financial Statements
                                       -6-

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                            STATEMENTS OF CASH FLOWS
             FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994


                                    Continued


                                                                          Pennsylvania        Combined         Delaware
                                                                             10/2/94          10/1/93          9/25/92



NET INCREASE (DECREASE) IN CASH DUE TO OPERATIONS                               (133,834)         349,111       (40,977)



NET DECREASE IN CASH DUE TO EXTRAORDINARY ITEM                                         0         (222,249)            0


CASH, BEGINNING OF YEAR                                                          135,817            8,955        48,932
                                                                                 -------            -----        ------

CASH, END OF YEAR                                                               $  1,983        $ 135,817      $  7,955
                                                                                ========        =========      ========





See Independent Accountants' Audit Report and Notes to the Financial Statements.
                                       -7-

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                          NOTES TO FINANCIAL STATEMENTS
            FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992,
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994


NOTE 1 - BUSINESS

          Cataract, Inc., (a Pennsylvania corporation)("Cataract PA") was incorporated in Pennsylvania on August 14, 1992, under the name ENTE, Inc. In May of 1993, the Company purchased from Prudential Insurance Company of America (Prudential) warrants and notes payable to Prudential by Cataract, Inc. (a Delaware corporation) ("Cataract DE"). At the time of the purchase, the notes were in default. Cataract PA then entered into a collateral surrender agreement with Cataract DE. As part of this agreement, Cataract DE transferred title to the majority of its assets to Cataract PA. Cataract PA agreed to assume some of Cataract DE's liabilities and made a conditional agreement not to sue.

          Both Cataract PA and Cataract DE furnishes engineering, technical and administrative support personnel services on a contract basis primarily to the nuclear power industry, fossil fuel electric utilities and the process industry.

NOTE 2 - GOING CONCERN CONSIDERATIONS

          The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, on May 31, 1993, Cataract DE surrendered most of its assets to Cataract PA to avoid a foreclosure. The gain and losses from this surrender are included in the extraordinary item.

          Cataract DE ceased operations in May of 1993.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Method of Combining - The activity of both Cataract DE and Cataract PA have been combined by adding together there respective results of operations, cash flows and changes in retained earnings. No adjustments were made for the transaction between the companies. The activity for Cataract DE is for the period September 26, 1992 to May 30, 1993, the activity for Cataract PA is for the period June 1, 1993 to October 1, 1993.



                    See Independent Accountants' Audit Report

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                          NOTES TO FINANCIAL STATEMENTS
            FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992,
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994



NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Method of Accounting - The Companies uses the accrual method of accounting for financial statement presentations.

          Revenue   Recognition  -  Revenues  are  recognized   when  earned  in
          accordance with project agreements.

          Work in Progress - Work in progress is the value of work performed as of the balance sheet date, but not yet billed.

          Furniture and Equipment - Furniture and equipment is stated at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets.

          Organization Costs - Organization costs are the costs involved in forming the Company and the cost to enter into the collateral surrender agreement with Cataract DE. These costs are being amortized over 15 years.

          Purchased Contracts - Purchased contract is the cost assigned to the value of contracts entered into by Cataract DE, but to be completed by the Cataract PA. These costs are being amortized over their estimated useful life. Estimated useful life was based on the projected revenue flow of the contracts purchased.

          Goodwill - Goodwill is the unallocated cost of the Cataract DE transaction. The net purchase price of the assets of Cataract DE was assigned to fixed assets and purchased contracts. The balance is Goodwill. Goodwill is being amortized over 15 years.


                    See Independent Accountants' Audit Report
                                       -9-

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                          NOTES TO FINANCIAL STATEMENTS
            FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992,
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994


NOTE 4 - SHAREHOLDER LOANS
          Shareholder loans as of October 1, 1993 and October 2, 1994 consisted of the following:

                                                         1994       1993

15% Demand loan from Mr. & Mrs. Robert
   Starer, 45% shareholder ...........                $      0   $ 90,000
15% Demand loan from Mr. & Mrs. James
   Affleck, 10% shareholder ..........                       0     20,000
15% Demand loan from Mr. & Mrs. Joseph
   Marubbio, 45% shareholder .........                       0     90,000
             --                                              -     ------
                                                      $      0   $200,000
                                                      ========   ========


NOTE 5 - LONG TERM DEBT

          On May 25, 1993, Cataract PA borrowed $2,250,000 from a group of lenders composed of Riverside Capital Advisers, Inc., Riverside Income Fund Trust, Siemens Master Pension Trust the Blackstone Family Investment Partnership, L.P., and the Hoechst Celanese Corporation Employee Benefit Master Trust (Riverside). The proceeds from this loan, plus other funds, were used to purchase a package of securities and obligations of Cataract DE owned by Prudential.

          There are a number of restrictive covenants under Cataract PA's borrowing arrangements with Riverside, including prohibitions against payment of some dividends and redemption, purchase or acquisition of any shares of Cataract PA's stock and repayment of shareholder loans. The agreement also contains prohibitions against incurring additional debt and selling significant assets of the Cataract PA.

          As of October 2, 1994, Cataract PA was in violation of the prohibition on payment of dividends in excess of the tax liability of the shareholders that was attributable to the "S" corporation earning of the Company.



                    See Independent Accountants' Audit Report
                                      -10-

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                          NOTES TO FINANCIAL STATEMENTS
            FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992,
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994


NOTE 5 - LONG TERM DEBT (continued)

          Substantially all assets of Cataract PA are pledged as collateral for its outstanding borrowings, including the revolving credit facility.

          As of October 1, 1993 and October 2, 1994, the long term debt is made up of the following:

                                                               1994                 1993

15% Note Payable Riverside due December
   5, 1995                                                       $1,000,000           $2,000,000
15% Note Payable St. Peters College
   leveraged asset trust - 1989(A) - due
   May 5, 1994                                                            0               97,561
                                                                          -               ------
                                                                  1,000,000            2,097,561

Current portion                                                           0              597,561
                                                                          -              -------
Long term                                                        $1,000,000           $1,500,000
                                                                 ==========           ==========

Maturities of long term debt are as follows:
                   Year Ending
                         1995                                             0                    0
                         1996                                    $1,000,000           $1,500,000


NOTE 6 - LINE OF CREDIT

               Cataract PA established a $4,000,000 revolving credit facility with Textron Financial Corporation in March of 1994. Borrowing on this line of credit is based on a percentage of qualified outstanding trade accounts receivable. Interest is paid on the outstanding balance at a rate of 2% over prime. As of October 2, 1994 the balance payable on this line was $1,127,170.



                    See Independent Accountants' Audit Report
                                      -11-

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                          NOTES TO FINANCIAL STATEMENTS
            FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992,
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994


NOTE 7 - STOCK PURCHASE OPTIONS

               As part of the transaction when Cataract PA purchased Cataract DE's notes from Prudential, Cataract PA granted options to purchase 15% of the Cataract PA's stock to a number of trusts controlled by Prudential. There are a number of events which can trigger the right to exercise the options. These events are as follows:

         1.  Sale of substantially all of the assets of the Cataract PA.
         2.  The filing of a public offering for the sale of Cataract PA stock.
         3.  The merger of the Cataract PA into another entity.
         4.  The dissolution and liquidation of the Cataract PA.

NOTE 8 - INCOME TAXES

     The provisions for income taxes consist of the following components:



                                                 1994              1993             1992
                                                 ----              ----             ----
Federal tax provision                     $         0            $3,075        $       0
State tax provision                            25,430             1,300                0
                                               ------             -----                -
Total                                         $25,430            $4,375        $       0
                                              =======            ======        =========

          As of October 2, 1993, Cataract PA elected to be an "S" Corporation for the federal government, as a result, the net income, or loss, will flow through to the individual shareholders individual federal income tax return. For state tax purposes the company is a "C" corporation, as a result state corporation net income taxes are due on Cataract PA profits. Cataract DE had a net operating loss in 1992, as a result, no income taxes were accrued.

NOTE 9 - SELF-FUNDED GROUP MEDICAL INSURANCE

          The Cataract PA provides group medical insurance to its employees on a self-funded basis up to $45,000 per insured individual to an annual aggregate limitation of $955,000. Amounts in excess of these thresholds are covered by insurance policies. Management believes that adequate reserves have been recorded to cover claims incurred but not reported as of October 1, 1993 and October 2, 1994.


                    See Independent Accountants' Audit Report

                                 CATARACT, INC.
                          (a Pennsylvania corporation)
                                       and
                                 CATARACT, INC.
                            (a Delaware corporation)
                          NOTES TO FINANCIAL STATEMENTS
            FISCAL YEARS (FIFTY-TWO WEEKS) ENDED SEPTEMBER 25, 1992,
                       OCTOBER 1, 1993 AND OCTOBER 2, 1994


NOTE 10 - EMPLOYEE BENEFIT PLANS

Cataract PA maintains a number of health and welfare plans and a 401(K) plan. The health and welfare plans require an employee and employer contribution. The 401(K) plan only requires an employee contribution.


NOTE 11 - LEASING ARRANGEMENTS

     The Companies conducts their operations from a number of leased facilities. All of these leases are on a month by month basis or expire within one year.


NOTE 12 - RELATED PARTY TRANSACTIONS

     The Companies lease some of their office facilities from a stockholder and officer. The lease with the stockholder and officer provides for monthly rentals, on a month-to-month basis, of $6,104 up to October 1, 1994 and $6,697 there after.

     The Companies charge a number of corporations for administrative services and other costs. Some of these corporations are related to the Company through common shareholders.


NOTE 13 - EXTRAORDINARY ITEM

     On May 31, 1993, Cataract DE surrendered most of its assets to Cataract PA to avoid a foreclosure. The gain and losses from this surrender are included in the extraordinary item. This item includes the abandonment of the deferred compensation and the advanced contributions to the employee stock ownership trust.


                    See Independent Accountants' Audit Report

                                  Cataract, Inc
                              Financial Statements

                          July 2, 1995 and July 3, 1994
                                   (Unaudited)

                                 CATARACT, INC.
                              FINANCIAL STATEMENTS
                                TABLE OF CONTENTS



                                                                                 Page


Balance Sheets as of July 2, 1995 (Unaudited)
and October 2, 1994 (Audited)                                                     2-3

Unaudited Statements of Income for the Three Month
Periods Ended July 2, 1995 and July 3, 1994                                         4

Unaudited Statements of Income for the Nine Month
Periods Ended July 2, 1995 and July 3, 1994                                         5

Unaudited Statement of Changes in Shareholders' Equity
for the Nine Month Period Ended July 2, 1995                                        6

Unaudited Statements of Cash Flows for the Nine Month
Periods Ended July 2, 1995 and July 3, 1994                                       7-8

Notes to Unaudited Financial Statements                                          9-10


                                 CATARACT, INC.
                                 BALANCE SHEETS
                        July 2, 1995 and October 2, 1994



                                     ASSETS

                                                                                         1995              1994
                                                                                      (Unaudited)        (Audited)
Current  assets
     Cash                                                                        $        1,995      $        1,983
     Accounts receivable, net of allowance for doubtful accounts
         of $10,800 at each date                                                      3,251,498           3,340,296
     Prepaid expenses and other current assets                                          149,009              71,505
                                                                                        -------              ------

         Total current assets                                                         3,402,502           3,413,784
                                                                                      ---------           ---------



Property and equipment, at cost
     Equipment and leasehold improvements                                               211,218             193,378
     Less: accumulated depreciation and amortization                                     58,913              34,753
                                                                                         ------              ------

                                                                                        152,305             158,625
                                                                                        -------             -------

Other assets
     Deferred charges                                                                    85,429             215,848
                                                                                         ------             -------


         Total assets                                                                $3,640,236          $3,788,257
                                                                                     ==========          ==========

                                 CATARACT, INC.
                           BALANCE SHEETS - Continued
                        July 2, 1995 and October 2, 1994


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                       1995                1994
                                                                                    (Unaudited)         (Audited)

Current liabilities
     Line of Credit                                                                $ 1,528,184        $  1,127,170
     Accounts payable and accrued expenses                                             401,809             613,278
     Accrued payroll and payroll taxes payable                                         695,709             981,737
     Income taxes payable                                                                7,022              40,985
                                                                                         -----              ------

         Total current liabilities                                                   2,632,724           2,763,170
                                                                                     ---------           ---------


Long term debt                                                                       1,000,000           1,000,000



Shareholders' equity
     Common stock, $0.002 stated value; 1,000,000 shares authorized;
         500,000 issued and outstanding                                                  1,000               1,000
     Additional paid-in capital                                                          1,000               1,000
     Retained earnings                                                                   5,512              23,087
                                                                                         -----              ------

                                                                                         7,512              25,087
                                                                                         -----              ------

         Total liabilities and shareholders' equity                                 $3,640,236          $3,788,257
                                                                                    ==========          ==========


                                 CATARACT, INC.
                              STATEMENTS OF INCOME
                Three Months Ended July 2, 1995 and July 3, 1994
                                   (Unaudited)







                                                                                     1995                 1994

Revenues
     Sales of services                                                            $  5,786,997          $ 4,485,506
     Other income                                                                        8,250                6,400
                                                                                         -----                -----

     Total revenues                                                                  5,795,247            4,491,906
                                                                                     ---------            ---------


Cost and expenses
     Cost of services                                                                5,179,568            3,876,215
     Selling, general and administrative                                               386,968              373,741
     Depreciation and amortization                                                      38,035               63,807
     Interest expense                                                                   84,835               70,096
                                                                                        ------               ------

     Total costs and expenses                                                        5,689,406            4,383,859
                                                                                     ---------            ---------


Income before income taxes                                                             105,842              108,047

Provision for state income taxes                                                         7,400                7,500
                                                                                         -----                -----

Net income                                                                        $     98,442           $  100,547
                                                                                  ============           ==========

Net income per share:                                                             $        .20           $      .20
                                                                                  ============           ==========

Weighted average number of shares outstanding:                                         500,000              500,000
                                                                                       =======              =======

                                 CATARACT, INC.
                              STATEMENTS OF INCOME
                 Nine Months Ended July 2, 1995 and July 3, 1994
                                   (Unaudited)







                                                                                     1995                  1994

Revenues
     Sales of services                                                             $16,182,238          $15,388,831
     Other income                                                                       23,857               18,922
                                                                                        ------               ------

     Total revenues                                                                 16,206,095           15,407,753
                                                                                    ----------           ----------


Cost and expenses
     Cost of services                                                               14,303,190           13,331,817
     Selling, general and administrative                                             1,137,896            1,139,584
     Depreciation and amortization                                                     154,578              291,917
     Interest expense                                                                  230,328              244,480
                                                                                       -------              -------

     Total costs and expenses                                                       15,825,992           15,007,798
                                                                                    ----------           ----------


Income before income taxes                                                             380,103              399,955

Provision for state income taxes                                                        19,516               32,000
                                                                                        ------               ------

Net income                                                                          $  360,587           $  367,955
                                                                                    ==========           ==========

Net income per share:                                                               $      .72           $      .74
                                                                                    ==========           ==========

Weighted average number of shares outstanding:                                         500,000              500,000
                                                                                       =======              =======

                                 CATARACT, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                         Nine Months Ended July 2, 1995
                                   (Unaudited)





                                                                   Additional
                                      Common   Stock               Paid-in           Retained
                                   Shares         Amount           Capital           Earnings
                                   ------         ------           -------           --------


Balance, October 2, 1994            500,000   $   1,000     $     1,000           $     23,087


Net income                                                                             360,587


Shareholder distributions                                                         (    377,901)
                                                                                      --------


Balance, July 2, 1995               500,000    $  1,000      $    1,000           $      5,512
                                    =======    ========      ==========               ========


                                 CATARACT, INC.
                            STATEMENTS OF CASH FLOWS
                 Nine Months Ended July 2, 1995 and July 3, 1994
                                   (Unaudited)



                                                                                   1995                   1994
                                                                                   ----                   ----

Cash flows from operating activities:

     Net income                                                                 $   360,587          $   367,955
                                                                               ------------          -----------

     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities:
         Depreciation and amortization                                              154,579              291,917
         Provision for losses on accounts
           receivable                                                                                        800
         Changes in assets and liabilities:
           Accounts receivable                                                       88,798               34,847
           Prepaid expenses and other
            current assets                                                      (    77,504)          (   16,995)
           Accounts payable and accrued expenses                                (   211,469)          (  211,144)
           Accrued payroll and payroll taxes payable                            (   286,028)          (   97,926)
           Income taxes payable                                                 (    33,963)              28,594
                                                                                     ------               ------

     Total adjustments                                                          (   365,587)          (   30,093)
                                                                                    -------               ------

Net cash provided by (used in) operating activities                             (     5,000)             398,048
                                                                                      -----              -------


                                 CATARACT, INC.
                      STATEMENTS OF CASH FLOWS - Continued
                 Nine Months Ended July 2, 1995 and July 3, 1994
                                   (Unaudited)




                                                                                        1995                  1994
                                                                                        ----                  ----

Cash flows from investing activities:
     Property and equipment acquired                                             (    17,840)          ($   49,702)
     -------------------------------                                                 -------               -------

     Net cash used in investing activities                                       (    17,840)          (    49,702)
                                                                                      ------                ------

Cash flows from financing activities:
     Shareholder distributions                                                   (   377,901)          (   320,001)
     Net borrowing (repayments) under
       short term debt arrangements                                                  400,753               337,738
     Repayments of long term debt                                                                      (   500,000)
                                                                                     -------               -------

     Net cash used in financing activities                                            22,852           (   482,263)
                                                                                      ------               -------

Net increase  (decrease) in cash                                                          12           (   133,917)


Cash at beginning of period                                                            1,983               135,817
                                                                                       -----               -------


Cash at end of period                                                            $     1,995            $    1,900
                                                                                 ===========            ==========


Supplemental cash flow information:
     Cash paid for:
       Interest expense                                                          $   230,328            $  244,480
       Income taxes                                                              $    53,479            $    3,406


                                 CATARACT, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS



1.   General

     The accompanying financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). This Report on should be read in conjunction with the Company's annual audited financial statements for the year ended October 2, 1994. Certain information and footnote disclosures which are normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations. The information reflects all normal and recurring adjustments which, in the opinion of Management, are necessary for a fair presentation of the financial position of the Company and its results of operations for the interim periods set forth herein. The results for the nine months ended July 2, 1995 are not necessarily indicative of the results to be expected for the full year.

2.   Income per Share

     Income per share is based on the weighted average number of common shares outstanding during the periods. For the nine months ended July 2, 1995 and July 3, 1994, the weighted average number of shares outstanding was 500,000.

3.   Income Taxes

     From inception through August 30, 1995, the Board of Directors, with the consent of the shareholders elected to be taxed as an S Corporation for federal income tax purposes. An S election was made in those states which recognize such status. Accordingly, there are no provisions for federal income taxes and the state income tax expense is disportionate to income before taxes. As of August 30, 1995, concurrent with the merger of Cataract, Inc. into CI Acquisition Corp., the S elections were terminated. All accumulated earnings of Cataract, Inc. to the effective date of the merger were distributed to then existing shareholders.

4.   Contingencies

     There are no material legal proceedings to which the Company or any of its subsidiaries is a party or to which any of their property is subject.

ITEM 7 (b) PRO FORMA FINANCIAL INFORMATION
------------------------------------------

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Cataract, Inc. by RCM Technologies, Inc. (RCM) pursuant to a Merger transaction that was completed on August 30, 1995. This pro forma information has been prepared utilizing the historical financial statements of RCM and Cataract. This information should be read in conjunction with the historical financial statements and notes thereto of RCM which are incorporated by reference to RCM's Form 10-K and the historical financial statements of Cataract which is incorporated within this Form 8-K. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the dates indicated or of the results which may be obtained in the future.

     The pro forma financial information is based on the purchase method of accounting for the Merger. The pro forma adjustments are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Notes to Unaudited Pro Forma Condensed Combined Statement of Income. The Unaudited Pro Forma condensed combined statements of income for the year ended October 31, 1994 and the nine months ended July 31, 1995 assume that the acquisition of Cataract had occurred on November 1, 1993 (combining the results for the year ended October 31, 1994, for RCM and the year ended October 2, 1994, for Cataract and combining the results for the nine months ended July 31, 1995 for RCM and the nine months ended July 2, 1995, for Cataract). The unaudited pro forma condensed combined balance sheets at October 31, 1994 and July 31, 1995 assumes that the acquisition of Cataract had occurred on October 31, 1994 (combining the balance sheets for RCM and Cataract as of October 31, 1994, and October 2, 1994, respectively and combining the balance sheets for RCM and Cataract as of July 31, 1995 and July 2, 1995, respectively).


Acquisition
     The total purchase price for the shares acquired by cash and the issuance of RCM Common Stock was $3,200,000 plus estimated acquisition costs of approximately $100,000. The pro forma condensed combined financial statements have been prepared assuming the acquisition is effectuated as follows:

     1. Issuance of 1,561,553 shares of RCM Common Stock based on a market price of RCM Common Stock of $.7685 per share.

     2. Payment of cash of $2,000,000 financed by short-term borrowing of $855,000 and the use of internal funds of $1,145,000.


Assumptions

         Purchase Price Allocation

     Although neither RCM or Cataract has complete information at this time as to the fair values of Cataract's individual assets and liabilities, an estimate of the eventual allocation of the purchase price was made on the basis of available information. The eventual allocation of the purchase price will be made on the basis of appraisals and valuations which give effect to various factors including the nature and intended future use of assets acquired in determining their value. It is not anticipated that any change in the allocation price will be material from the pro forma adjustments.

     For purpose of pro forma presentations, the excess purchase price over the net assets acquired is being amortized over an estimated life of twenty (20) years.

         Interest Expense

     The pro forma financial information reflects the refinancing of $1,000,000 of long-term debt of Cataract bearing interest at 15% per annum from the proceeds of borrowing from the line of credit facility from RCM. Interest on short term borrowing of $855,000 has been reflected at a rate of 8.75% (prime rate), the current effective incremental borrowing rate for RCM.

                    RCM TECHNOLOGIES, INC. AND CATARACT, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                OCTOBER 31, 1994

                                                  Historical                                Pro Forma
                                                  ----------                                ---------
                                       RCM Technologies, Inc    Cataract, Inc.
                                       October 31, 1994         October 2, 1994        Adjustments        Combined
                                       ----------------         ---------------        -----------        --------

Assets:
Cash and cash equivalents  ..............   $ 2,534,073             $1,983            ($1,145,000)(a)   $ 1,391,056
Accounts and notes receivable ...........     3,500,079          3,340,296                                6,840,375
Prepaid expenses and other current assets       319,793             71,505                                  391,298
                                              ---------         ----------             ----------         ---------

Total current assets ....................     6,353,945          3,413,784             (1,145,000)        8,622,729
                                              ---------          ---------              ---------         ---------


Property and equipment-net ..............       133,612            158,625                                  292,237

Unallocated excess of purchase price over
   net assets acquired ..................                                               3,174,913 (d)     3,174,913

Other Assets ............................       178,755            215,848                                  394,603
                                                -------            -------                                  -------

Total ...................................   $ 6,666,312        $ 3,788,257            $ 2,029,913       $12,484,482
                                            ===========        ===========            ===========       ===========

Liabilities and Shareholders' Equity:
Notes payable ...........................        38,901          1,127,170                855,000 (a)   $ 3,021,071
                                                                                        1,000,000 (b)
                                                                                        ---------
Other current liabilities ...............     1,114,435          1,636,000                                2,750,435
                                              ---------          ---------                                ---------

Total current liabilities ...............     1,153,336          2,763,170              1,855,000         5,771,506
                                              ---------          ---------              ---------         ---------

Long term obligations ...  ..............        35,496          1,000,000             (1,000,000)(b)        35,496

Shareholders' equity ....................     5,477,480             25,087              1,174,913 (c)     6,677,480
                                              ---------             ------              ---------         ---------

Total ...................................   $ 6,666,312        $ 3,788,257            $ 2,029,913       $12,484,482
                                            ===========        ===========            ===========       ===========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
         -------------------------------------------------------------

(a) to record issuance of short-term borrowings and use of internal cash to finance acquisition

(b)  to record repayment of long-term debt

(c) to record issuance of RCM Technologies, Inc. common stock in exchange for all the shares of Cataract, Inc.

(d) to record RCM Technologies, Inc. acquisition of the Cataract, Inc. stock and eliminate Cataract, Inc. shareholders' investment as follows:

Purchase price ..............................................   $3,200,000
Shareholders' investment, as reported .......................       25,087
                                                                    ------
Unallocated excess of purchase price over net assets acquired   $3,174,913
                                                                ==========

                    RCM TECHNOLOGIES, INC. AND CATARACT, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                           YEAR ENDED OCTOBER 31, 1994


                                                          Historical                              Pro Forma
                                                          ----------                              ---------
                                          RCM Technologies, Inc   Cataract, Inc.
                                           October 31, 1994      October 2, 1994         Adjustments           Combined
                                           ----------------      ---------------         -----------           --------

Revenues ................................ $ 29,297,216          $ 20,089,156           ($    40,075)(d)      $ 49,346,297
                                            ----------           ------------          ------------          ------------

Cost and expenses
  Cost of services .......................  23,863,889            17,356,535                                   41,220,424
  Selling, general and administrative ....   3,708,298             1,567,846                                    5,276,144
  Interest expense .......................      18,840               313,098                 76,950 (b)           311,126
                                                                                            (97,762)(c)
  Depreciation and amortization ..........      93,141               374,841                158,746 (a)           626,728

Total ....................................  27,684,168            19,612,320                137,934            47,434,422
                                            ----------            ----------                -------            ----------

Income before income taxes ............      1,613,048               476,836               (178,009)            1,911,875

Income taxes ..........................        187,043                31,168                (21,361)(e)           196,850
                                               -------                ------                                      -------
                                                                                           (162,124)(f)
                                                                                            162,124 (f)
                                                                                            -------

Net Income .............................  $  1,426,005              $445,668              ($156,648)           $1,715,025
                                             =========              ========               ========             =========

Net income per common share .                    $0.10                 $0.89                                        $0.11
                                                 =====                 =====                                        =====

Average number of common
  shares outstanding ..................     14,651,381               500,000                                   16,212,934
                                            ==========               =======                                   ==========


       NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME
       ------------------------------------------------------------------

(a) to provide for amortization on excess purchase price over net assets acquired based on an estimated life of 20 years.

(b) to recognize interest expense on debt to be issued in connection with the acquisition.

(c) to reflect reduction of interest expense due to a refinancing of the debt of Cataract, Inc. from 15% to 9% per annum.

(d) to reduce interest income on internal funds used for cash consideration.

(e) to record income tax effect of interest expense, interest income and amortization adjustments at an effective rate of 12% net of utilization of RCM Technologies, Inc. Federal Net Operating Loss Carryfoward. (N.O.L.)

(f) to provide Federal Income Taxes on Cataract, Inc. (an S-Corp.) and utilization of RCM's N.O.L.

                    RCM TECHNOLOGIES, INC. AND CATARACT, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JULY 31, 1995

                                                          Historical                            Pro Forma
                                                          ----------                            ---------
                                          RCM Technologies, Inc    Cataract, Inc.
                                             July 31, 1995          July 2, 1995       Adjustments          Combined
                                               -------------      ------------         -----------          --------

Assets:
Cash and cash equivalents ...................   $  3,195,600   $      1,995        ($ 1,145,000)(a)      $  1,963,289
                                                                                        (89,306)(e)
Accounts and notes receivable ...............      2,689,263      3,251,498                                 5,940,761
Prepaid expenses and other current assets ...        579,459        149,009                                   728,468
                                                     -------        -------                                   -------

Total current assets ........................      6,464,322      3,402,502          (1,234,306)            8,632,518
                                                   ---------      ---------          ----------             ---------

Property and equipment-net ..................        127,282        152,305                                   279,587

Unallocated excess of purchase price over net
  assets acquired ...........................                                         3,174,913 (d)         3,095,540
                                                                                        (79,373)(e)
                                                                                        -------
Other Assets ................................        310,893         85,429                                   396,322
                                                     -------         ------                                   -------

Total .......................................   $  6,902,497   $  3,640,236        $  1,861,234          $ 12,403,967
                                                ============   ============        ============          ============

Liabilities and Shareholders' Equity:
Notes payable ...............................        116,856      1,528,184             855,000 (a)      $  3,500,040
                                                                                      1,000,000 (b)
                                                                                      ---------
Other current liabilities ...................        688,259      1,104,540                                 1,792,799
                                                     -------      ---------                                 ---------

Total current liabilities ...................        805,115      2,632,724           1,855,000             5,292,839
                                                     -------      ---------           ---------             ---------

Long term obligations .......................         43,447      1,000,000          (1,000,000)(b)            43,447

Shareholders' equity ........................      6,053,935          7,512           1,174,913 (c)         7,067,681
                                                   ---------          -----                                 ---------
                                                                                       (168,679)(e)
                                                                                       --------

Total .......................................   $  6,902,497   $  3,640,236        $  1,861,234          $ 12,403,967
                                                ============   ============        ============          ============

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
         -------------------------------------------------------------

(a) to record issuance of short-term borrowings and use of internal cash to finance acquisition as of October 31, 1994

(b)  to record repayment of long-term debt

(c) to record issuance of RCM Technologies, Inc. common stock in exchange for all the shares of Cataract, Inc.

(d) to record RCM Technologies, Inc. acquisition of the Cataract, Inc. stock and eliminate Cataract, Inc. shareholders' investment as follows:

             Purchase price   ...............................................    $3,200,000
             Shareholders' investment,  as  reported   .......................       25,087
                                                                                     ------
             Unallocated excess of purchase price over net assets acquired       $3,174,913
                                                                                 ==========
(e)  to record the effect of Pro Forma adjustments  resulting from the statement of operations for the nine months ended July 31, 1995


                    RCM TECHNOLOGIES, INC. AND CATARACT, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                         NINE MONTHS ENDED JULY 31, 1995


                                                       Historical                              Pro Forma
                                                       ----------                              ---------
                                      RCM Technologies, Inc       Cataract, Inc.
                                         July 31, 1995           July 2, 1995         Adjustments          Combined
                                         -------------           ------------         -----------          --------


Revenues ..............................   $ 18,116,117           $ 16,206,095       ($    30,056)(d)    $ 34,292,156
                                          ------------           ------------       ------------        ------------

Cost and expenses
  Cost of services .................. .     14,788,433             14,303,190                             29,091,623
  Selling, general and administrative .      2,542,051              1,137,896                              3,679,947
  Interest expense ....................         36,954                230,328             74,813 (b)         268,773
                                                                                         (73,321)(c)
  Depreciation and amortization .......         97,071                154,578            119,059 (a)         370,708
                                                ------                -------            -------             -------

Total .................................     17,464,509             15,825,992            120,550          33,411,051
                                            ----------             ----------            -------          ----------

Income before income taxes ............        651,608                380,103           (150,607)            881,104

Income taxes .......................            75,133                 19,516            (18,073)(e)          76,576
                                                                                         122,600 (f)
                                                                                        (122,600)(f)
                                                                                        --------


Net Income .............................. $    576,475           $    360,587       ($   168,679)       $    768,383
                                          ============           ============       ============        ============

Net income per common share .....         $       0.04           $       0.72                           $       0.05
                                          ============           ============                           ============

Average number of common
  shares outstanding ..................     14,822,366                500,000                             16,383,919
                                            ==========                =======                             ==========

       NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME

(a) to provide for amortization on excess purchase price over net assets acquired based on an estimated life of 20 years.

(b) to recognize interest expense on debt to be issued in connection with the acquisition.

(c) to reflect reduction of interest expense due to a refinancing of the debt of Cataract, Inc. from 15% to 9% per annum.

(d)  to reduce interest income on internal funds used for cash consideration.

(e) to record income tax effect of interest expense, interest income and amortization adjustments at an effective rate of 12% net of utilization of RCM Technologies, Inc. Federal Net Operating Loss Carryfoward (N.O.L.).

(f) to provide Federal Income taxes on Cataract, Inc. (an S-Corp. for federal purposes) and utilization of RCM's Federal N.O.L.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

(Registrant)
RCM Technologies, Inc.



By: /S/ Stanton Remer
---------------------
Stanton Remer
Chief Financial Officer,
Treasurer and Director

Date: September 12, 1995